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                                                                    Exhibit 10.9


                                                                RESTRICTED STOCK
                                                                      1998 - DBR

                          1990 RJR NABISCO HOLDINGS CORP.
                              LONG-TERM INCENTIVE PLAN

                              RESTRICTED STOCK PROGRAM

                             RESTRICTED STOCK AGREEMENT

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                          DATE OF GRANT:  January 15, 1998

                                W I T N E S S E T H

     1. GRANT OF RESTRICTED STOCK. Pursuant to the provisions of the 1990 Long-TermIncentive Plan and the Restricted Stock Program (collectively, the "Plan") RJR Nabisco HoldingsCorp. (the "Company") on the above date has granted, and this agreement evidences the grant to

                           David B. Rickard (THE "GRANTEE")

subject to the terms and conditions which follow and the terms and conditions of the Plan, a total of

                                    20,000  SHARES

of Common Stock of the Company ("Common Stock"). A copy of the Plan is attached and made a part of this agreement with the same effect as if set forth in the agreement itself. All capitalized terms used below shall have the meaning set forth in the Plan, unless the context requires a different meaning.

     2. RECEIPT AND DELIVERY OF STOCK. The Grantee waives receipt from the Company of a certificate or certificates representing the shares of Common Stock granted hereunder, registered in his name and bearing a legend evidencing the restrictions imposed on such Common Stock by this agreement. The Grantee acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Paragraph 3 on the Common Stock granted hereunder lapse. Concurrently with the execution of this agreement, the Grantee has delivered to the Company an irrevocable stock power endorsed in blank.

     3. RESTRICTIONS ON TRANSFER OF STOCK. The Common Stock granted hereunder may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered prior to the earliest of:



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     (i)  January 15, 2003, for 100% of the shares;


     (ii) the date of the Grantee's death, for 100% of the shares;

    (iii) the date of the Grantee's Disability, as defined in RJR Nabisco Inc.'s Long Term Disability Plan, for 100% of the shares; or

     (iv) the date of a Change of Control.

     In the event of the involuntary termination of the Grantee's employment with the Company or a subsidiary without "Cause" or for "Good Reason" (each as defined and applied in the Grantee's Employment Agreement) (as "Involuntary Termination"), the Grantee will be vested in a number of shares of Restricted Stock which is equal to the product of (i) the total number of shares of Restricted Stock granted to the Grantee pursuant to this Agreement and (ii) a fraction, the numerator of which is number of whole or partial months between the Date of Grant and the Grantee's Severance Date (as defined in Section 4) and
the denominator of which is 60.   Notwithstanding the foregoing sentence, if the
Involuntary Termination occurs after the Company pays a dividend or makes a distribution to all holders of Common Stock of the capital stock of any subsidiary of the Company, which subsidiary represents all or substantially all of the Company's interest in either of its two principal lines of business as of the date hereof, the Grantee will be vested in 100% of the shares.

     At the time the restrictions imposed by this Section 3 shall lapse, the appropriate number of shares of Common Stock shall be delivered to the Grantee without a restrictive legend on any Common Stock certificate.

     4. FORFEITURE OF STOCK. The Common Stock upon which restrictions still exist following the Grantee's Severance Date shall never become transferable by the Grantee or anyone claiming through him and the Grantee shall forfeit all right, title and interest in and to such Common Stock along with the right to any dividends paid thereon and the Common Stock granted hereunder shall revert to the Company. "Severance Date" means termination from active employment; it does not mean the termination of pay and benefits at the end of a period of salary continuation (or other form of severance pay or pay in lieu of salary). The Committee or its agent shall act promptly to record forfeitures pursuant to this paragraph on the stock transfer books of the Company.

     5. DIVIDENDS. If the Grantee is a shareholder of record on any applicable record date, he shall receive any dividends on the Common Stock granted hereunder when paid regardless of whether the restrictions imposed by Paragraph 3 hereof have lapsed.

     6. VOTING. If the Grantee is a shareholder of record on any applicable record date, he shall have the right to vote the Common Stock granted hereunder regardless of whether the restrictions imposed by Paragraph 3 hereof have lapsed.


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     7.  NO RIGHT TO EMPLOYMENT.  The execution and delivery of this agreement and the granting of Common Stock hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any particular capacity and shall not prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause.

     8. REGISTRATION. The Common Stock granted hereunder may be offered and sold by the Grantee only if such stock is registered for resale under the Securities Act of 1933 (the " 1933 Act") as amended, or if an exemption from registration under such Act is available. The Company has no obligation to effect such registration. By executing this agreement, the Grantee (i) agrees not to offer or sell the Common Stock granted hereunder unless and until such stock is registered for resale under the 1933 Act or an exemption from registration is available, (ii) represents that he accepts such Common Stock for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof and (iii) agrees that he or his beneficiary, on request, will be obligated to repeat these representations in writing prior to any future delivery of such Common Stock.

     9.  CHANGE IN COMMON STOCK OR CORPORATE STRUCTURE.

     a) If at any time the number or nature of outstanding shares of Common Stock of the Company shall be increased or changed as the result of any spinoff, stock dividend, subdivision or reclassification of shares, the number or nature of shares of Common Stock subject to this Agreement after such an event shall be increased or changed in the same proportion or manner as the outstanding number of shares of Common Stock is increased or changed, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock subject to this Agreement after such an event shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased.

     b) In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be an adjustment to the shares of Common Stock subject to this Agreement after such an event, and in place of the shares so subject, a stock equivalent shall be determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock subject to this Agreement. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Committee shall determine the appropriate change in shares held pursuant to this Agreement after such an event; provided, however, such change shall not be to the detriment of the Executive.

     10. APPLICATION OF LAWS. The granting of Common Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.


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     11.  TAXES.  Any taxes required by federal, state or local laws to be withheld by the Company on the Grant or the delivery of Common Stock hereunder shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the conversion to cash by the Company of a sufficient amount of Common Stock to satisfy the withholding prior to the delivery of Common Stock.

     12. NOTICES. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, RJR Nabisco Holdings Corp., 1301 Avenue of the Americas, New York, NY 10019-6013, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

     13. GRANTEE. In consideration of the grant, the Grantee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this agreement as of the Date of Grant first above written.

                              RJR NABISCO HOLDINGS CORP.


                              By:
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                                     Authorized Signatory


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Grantee


Grantee's Taxpayer Identification Number:


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Grantee's Home Address:


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